Exhibit 99.1

Independent Auditors’ Report

The Board of Directors
Precision Industries, Inc.:

We have audited the accompanying consolidated balance sheets of Precision Industries, Inc. and affiliates (the Company) as of December 27, 2006 and 2005, and the related consolidated statements of income, stockholder’s equity and comprehensive income, and cash flows for the years ended December 27, 2006 and 2005 and December 28, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Precision Industries, Inc. and affiliates as of December 27, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 27, 2006 and 2005 and December 28, 2004 in conformity with U.S. generally accepted accounting principles.

As described in notes 1 and 8 to the consolidated financial statements, the Company adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, effective January 1, 2005.

/s/KPMG LLP

Omaha, Nebraska
April 20, 2007

PRECISION INDUSTRIES, INC. AND AFFILIATES
Consolidated Balance Sheets
December 27, 2006 and 2005
Assets	2006	2005
Current assets:
Cash and cash equivalents	$572,753	334,294
Accounts receivable, net of allowance for doubtful accounts of
$248,295 and $238,295 in 2006 and 2005, respectively	27,269,380	28,855,375
Other receivables	2,768,889	2,261,007
Inventories	43,839,363	39,048,008
Prepaid expenses	798,737	811,894
Total current assets	75,249,122	71,310,578
Property, plant, and equipment, net	15,775,023	16,239,872
Other assets	4,875,406	10,860,613
Total assets	$95,899,551	98,411,063
Liabilities and Stockholder’s Equity
Current liabilities:
Current maturities of long-term debt	$1,478,202	1,009,925
Trade accounts payable	26,977,881	27,581,817
Cash overdraft	2,824,680	3,459,682
Accrued liabilities	1,095,447	825,080
Payroll and related withholding taxes	1,771,247	1,660,808
Total current liabilities	34,147,457	34,537,312
Long-term debt, excluding current maturities	57,156,850	53,275,253
Total liabilities	91,304,307	87,812,565
Stockholder’s equity:
Class A common stock, $100 par value, 1,500 and 2,000 shares authorized; 1,166 and 1,318 shares issued
at December 27, 2006 and 2005, respectively	116,600	131,800
Class B common stock, $100 par value, 500 shares
authorized; 152 and 0 shares issued
at December 27, 2006 and 2005, respectively	15,200	-
Paid-in capital	203,399	203,399
Retained earnings	10,756,135	12,407,059
Accumulated other comprehensive income	-	156,240
	11,091,334	12,898,498
Treasury stock (686 shares), at cost	(2,300,000)	(2,300,000)
Class B common stock held by affiliates (69 shares), at cost	(4,196,090)	-
Total stockholder’s equity	4,595,244	10,598,498
Total liabilities and stockholder’s equity	$95,899,551	98,411,063
See accompanying notes to consolidated financial statements.

PRECISION INDUSTRIES, INC. AND AFFILIATES Consolidated Statements of Income Years ended December 27, 2006 and 2005 and December 28, 2004
	2006	2005	2004
Net revenues:
Distribution revenue	$71,141,495	64,470,070	58,447,034
Contracted custom solutions revenue	89,127,965	85,101,020	74,090,295
Supply chain management revenues/fees	137,024,412	106,151,186	83,219,895
Rental revenues	45,728	17,800	-
Total net revenues	297,339,600	255,740,076	215,757,224
Cost of sales	225,607,702	191,714,433	160,970,962
Gross profit	71,731,898	64,025,643	54,786,262
Selling, general, and administrative expenses	63,413,764	58,146,824	51,791,903
Operating income	8,318,134	5,878,819	2,994,359
Other income (expenses):
Interest income	159,443	26,949	282,273
Interest expense	(4,201,526)	(2,873,821)	(1,799,502)
Total other expenses	(4,042,083)	(2,846,872)	(1,517,229)
Income before minority interest	4,276,051	3,031,947	1,477,130
Minority interest in income of consolidated affiliates	(268,486)	(24,169)	-
Net income	$4,007,565	3,007,778	1,477,130

See accompanying notes to consolidated financial statements.

PRECISION INDUSTRIES, INC. AND AFFILIATES Consolidated Statements of Stockholder’s Equity and Comprehensive Income Years ended December 27, 2006 and 2005 and December 28, 2004
	Class A Common Stock	Class B Common Stock	Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Class B Common Stock	Total Shareholder’s Equity
Balance at December 28, 2003	$131,800	$ -	$203,399	$12,906,239	$(141,720)	$(2,300,000)	-	$10,799,718
Comprehensive income
Net income	-	-	-	1,477,130	-	-	-	1,477,130
Change in fair value of cash flow hedge	-	-	-	-	232,460	-	-	232,460
Total comprehensive income	-	-	-	1,477,130	232,460	-	-	1,709,590
Balance at December 28, 2004	$131,800	-	$203,399	$14,383,369	90,740	(2,300,000)	-	12,509,308
Distributions to Stockholder	-	-	-	(4,984,088)	-	-	-	(4,984,088)
Other comprehensive income
Net income	-	-	-	3,007,778	-	-	-	3,007,778
Change in fair value of cash flow hedge	-	-	-	-	65,500	-	-	65,500
Total comprehensive income	-	-	-	3,007,778	65,500	-	-	3,073,278
Balance at December 27, 2005	$131,800	-	$203,399	$12,407,059	$156,240	$(2,300,000)	-	10,598,498
Stock conversions – 152 Class A shares to B shares	(15,200)	15,200	-	-	-	-	-	-
Issuance of 69 shares of Class B stock to affiliates	-	-	-	-	-	-	(4,196,090)	(4,196,090)
Distributions to Stockholders	-	-	-	(5,658,489)	-	-	-	(5,658,489)
Other comprehensive income
Net income	-	-	-	4,007,565	-	-	-	4,007,565
Change in fair value of cash flow hedge	-	-	-	-	(156,240)	-	-	(156,240)
Total comprehensive income	$ -	$ -	$ -	$ 4,007,565	$(156,240)	-	-	$3,851,325
Balance at December 27, 2006	$116,600	$ 15,200	$203,399	$10,756,135	-	$(2,300,000)	$(4,196,090)	$4,595,244
See accompanying notes to consolidated financial statements.

PRECISION INDUSTRIES, INC. AND AFFILIATES Consolidated Statements of Cash Flows Years ended December 27, 2006 and 2005 and December 28, 2004
	2006	2005	2004
Cash flows from operating activities:
Net income	$4,007,565	3,007,778	1,477,130
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss on sale of property, plant, and equipment	2,373	7,929	38,928
Depreciation and amortization	3,113,507	2,595,874	1,937,195
Minority interest in income of consolidated affiliates	268,486	24,169	—
Changes in assets and current liabilities:
Decrease (increase) in:
Accounts receivable	1,585,995	(6,562,219)	(2,060,297)
Other receivables	(458,782)	(71,495)	146,454
Inventories	(4,791,355)	(6,144,154)	(956,025)
Prepaid expenses	13,157	(208,184)	(18,960)
Other assets	1,453,225	(565,215)	58,901
Increase (decrease) in:
Trade accounts payable	(603,936)	6,461,663	(2,550,979)
Accrued liabilities	270,367	359,399	(12,114)
Payroll and related withholding taxes	110,439	(79,872)	645,588
Net cash provided by (used in) operating activities	4,971,041	(1,174,327)	(1,294,179)
Cash flows from investing activities:
Proceeds from sales of property, plant, and equipment	160,587	12,667	5,800
Additions to property, plant, and equipment	(2,906,355)	(3,420,766)	(1,411,764)
Net cash used in investing activities	(2,745,768)	(3,408,099)	(1,405,964)
Cash flows from financing activities:
Distributions to stockholder	(5,658,489)	(4,984,088)	—
Debt issuance costs	(43,197)	(135,727)	—
Increase (decrease) in cash overdraft	(635,002)	(755,860)	1,700,536
Net borrowings under revolving line of credit	4,260,075	11,252,644	638,636
Proceeds from long-term borrowings	1,500,000	496,000	497,253
Payments on long-term borrowings	(1,410,201)	(1,549,245)	(226,092)
Net cash (used in) provided by financing activities	(1,986,814)	4,323,724	2,610,333
Net increase (decrease) in cash and cash equivalents	238,459	(258,702)	(89,810)
Cash and cash equivalents from consolidation of affiliates	—	411,048	—
Cash and cash equivalents at beginning of year	334,294	181,948	271,758
Cash and cash equivalents at end of year	$572,753	334,294	181,948
Supplemental disclosure of cash paid for:
Interest	$4,299,461	2,863,183	1,788,720
Income taxes	105,058	88,166	39,997
Supplemental schedule of noncash investing activities:
Fair value of computer equipment received for other receivables	-	-	204,283
Supplemental schedule of noncash financing activities:
Changes in the fair value of the cash flow hedge	(156,240)	65,500	232,460
The stockholder paid balances owed to the affiliates through the issuance of Class B Common Stock	4,196,090	-	-
See accompanying notes to consolidated financial statements.

          PRECISION INDUSTRIES, INC. AND AFFILIATES
        Notes to Consolidated Financial Statements
        December 27, 2006 and 2005

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Precision Industries, Inc. and affiliates (collectively, Precision or the Company) engages in the distribution, contracted custom solutions, and supply chain management of industrial maintenance, repair, and operating (MRO) products. Precision’s contracted custom solutions cover procurement programs customized to requirements of the individual client/partner. Precision’s supply chain management programs cover all facets of total supply chain management as requested by the customer.

(b)	Principles of Consolidation

These consolidated financial statements include the financial statements of Precision and its wholly owned subsidiaries (I.N.T. Precision Industries of Canada, LTD and Precision Industries de Mexico, S. de R.L. de C.V.). All significant intercompany balances and transactions have been eliminated in consolidation. In addition, the Company evaluates its relationships with other entities to identify whether they are variable interest entities as defined by Financial Accounting Standards Board (FASB) Interpretation No. 46R (FIN 46R), Consolidation of Variable Interest Entities, and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the consolidated financial statements in accordance with FIN 46R. The following variable interest entities (VIEs) have been consolidated in the December 27, 2006 and 2005 consolidated financial statements of Precision Industries, Inc.: Pacific Realty, Inc.; Circo Holdings, LLC (formerly DPC Properties LLC; Circo Realty Company LLC; and Circo Leasing LLC); Skyliner, Inc.; Pilot’s, Inc.; and Neterprise, Inc.

(c)	Revenue Recognition

The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. Fees under the supply chain management and contracted custom solutions agreements and rental revenues are recognized when earned.

(d)	Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

(e)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience.

(f)	Inventories

Inventories are stated at the lower of average cost using the first-in, first-out (FIFO) method or market. All inventory consists of finished goods.

(g)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the asset.

PRECISION INDUSTRIES, INC. AND AFFILIATES
Notes to Consolidated Financial Statements
        December 27, 2006 and 2005

(h)	Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these consolidated financial statements in conformity with U.S. generally accepted accounting principles. Actual results could differ from these estimates.

(i)  Income Taxes

Precision is a Subchapter S Corporation pursuant to the provisions of the Internal Revenue Code. Accordingly, the shareholder is responsible for the income taxes resulting from the operations of Precision, and no income tax liability or expense is reflected in the consolidated financial statements. State income tax expense for states that do not recognize Subchapter S Corporations is included in selling, general, and administrative expenses in the accompanying consolidated statements of income.

(j)  Significant Customers

In 2006, the Company provided products and services to 266 separate operations of three customers that collectively accounted for approximately 27% of net revenues during 2006. In 2005, the Company provided products and services to 266 separate operations of three customers that collectively accounted for approximately 31% of net revenues during 2005.  In 2004, the Company provided products and services to 276 separate operations of three customers that collectively accounted for approximately 33% of net revenues during 2004.

(k)  Accounting for Derivative Instruments and Hedging Activities

The Company applies Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133 (SFAS 133), to account for derivative financial instruments. These statements establish accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. If certain conditions are met, an entity may elect to designate a derivative as follows: (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, or (b) a hedge of the exposure to variable cash flows of a forecasted transaction. These statements generally provide for matching the timing of the recognition of the gain or loss on derivatives designated as hedging instruments with the recognition of the changes in the fair value of the item being hedged. Depending on the type of hedge, such recognition will be either in net income or in other comprehensive income. For a derivative qualified for hedge accounting under SFAS No. 133, changes in fair value are recognized in accumulated other comprehensive income in the period of change.

(l)  Recently Adopted Accounting Standards

In December 2003, the FASB issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity.

PRECISION INDUSTRIES, INC. AND AFFILIATES
Notes to Consolidated Financial Statements
        December 27, 2006 and 2005

(2)	Property, Plant, and Equipment

The components of property, plant, and equipment are as follows:

	Useful Lives	2006	2005
Land and building	0 - 30	$ 9,087,793	$ 9,366,849
Vehicles	5	1,439,428	1,629,596
Airplane	7	3,137,807	3,137,807
Equipment	5 - 10	7,000,781	6,022,430
Computer equipment	5 - 7	9,886,577	8,935,168
Leasehold improvements	5 - 15	4,318,065	3,414,338
		34,870,451	32,506,188
Less accumulated depreciation and amortization		19,095,428	16,266,316
Net property, plant, and equipment		$ 15,775,023	$ 16,239,872

PRECISION INDUSTRIES, INC. AND AFFILIATES
Notes to Consolidated Financial Statements
        December 27, 2006 and 2005
(3)	Long-term Debt

Long-term debt consists of the following:

Description	Entity	2006	2005
Revolving line of credit, secured by inventory and accounts
receivable	Precision	$46,579,774	42,319,699
Variable-rate notes payable to GE Capital, principal and
interest payments totaling $16,556 due monthly, maturity
dates ranging from October 2011 through June 2012,
secured by buildings and improvements	Precision	2,119,770	2,201,271
Variable-rate notes payable to GE Capital, principal and
interest payments totaling $77,140 due monthly, maturity
dates ranging from October 2009 through June 2019,
secured by buildings and improvements	VIEs	3,815,136	3,976,233
Nonrecourse notes to former members, principal and
interest payments totaling $475,000, due annually
through May 2013	VIEs	2,679,374	2,968,728
Variable-rate note payable to stockholder, due $27,418
monthly, including interest through July 2011, (8.16% at
December 27, 2006, based on LIBOR plus 2.80%)
secured by a Westwind airplane	VIEs	1,689,223	1,936,178
Variable-rate note payable to bank, due $3,736 monthly,
including interest through May 31, 2015 (6.63% at
December 27, 2006, based on 5-year Federal Home Loan
Bank rate plus 2.15%), secured by buildings
and improvements	Precision	473,184	486,175
Note payable to GE Capital, principal and interest payment
of $46,802 due monthly through January 2009, secured by
equipment	Precision	1,078,417	-
Variable-rate notes payable to banks, principal and interest payments totaling $5,705 due monthly, maturity dates
ranging from December 2006 through November 2016	VIEs	111,326	190,716
Variable-rate note payable to bank, monthly interest
payments and annual principal payments of $90,000 due
through July 2007	VIEs	88,848	179,500
Notes payable paid in full during 2006	Precision
	and VIEs	-	26,678
Total long-term debt		58,635,052	54,285,178
Less current maturities of long-term debt		1,478,202	1,009,925
Long-term debt, excluding current maturities		$57,156,850	53,275,253

PRECISION INDUSTRIES, INC. AND AFFILIATES
Notes to Consolidated Financial Statements
        December 27, 2006 and 2005

Maturities of the long-term debt are as follows:

	Precision	VIEs	Total
Year ending:
2007	$ 589,820	$ 888,382	$ 1,478,202
2008	635,802	832,136	1,467,938
2009	153,818	2,075,530	2,229,348
2010	114,949	847,594	962,543
2011	47,010,915	2,285,722	49,296,637
Thereafter	1,745,841	1,454,543	3,200,384
	$ 50,251,145	$ 8,383,907	$ 58,635,052

Precision has a $52,000,000 revolving line of credit with an agent bank and two participating banks. Subsequent to December 27, 2006, the line of credit was amended and increased from $52,000,000 to $62,000,000 and the maturity date was extended to December 29, 2011. The line of credit requires Precision to pay interest at LIBOR plus 2.25% or 2.50% (7.62% as of December 27, 2006) based on Precision’s fixed charge coverage ratio (1.10% at December 27, 2006) through the December 29, 2011 maturity date. The amount available under the revolving line of credit is based on eligible accounts receivable and inventory. Total availability exceeded borrowings by approximately $4,963,000 as of December 27, 2006.

Under the terms of the note, Precision has certain covenants as to additional indebtedness, distributions, affiliate transactions, and other financial covenants. At December 27, 2006, the Company was in compliance with these covenants.

(4)	Derivative Financial Instruments

Precision entered into a cash flow hedge to reduce the exposure of its debt to interest rate risk. Precision is extended debt based on market conditions at the time of financing. The Company accounted for its interest rate swap with a notional amount of $15 million that matured August 2006 as a cash flow hedge. The revolving line of credit requires Precision to pay interest at LIBOR plus 2.25% or 2.50% based on Precision’s fixed charge coverage ratio. Under the terms of the $15 million interest rate swap agreement, Precision made or received payments based on the amount that the 30-day LIBOR was less than or greater than the fixed rate of 2.85%. Precision allowed the cash flow hedge to expire in 2006. At December 27, 2006 and 2005, the fair market value for the derivative asset recorded in other assets was $0 and $156,240, respectively.

(5)	Related-Party Transactions

The Company advances funds to related parties and officers/employees. Amounts receivable from related parties and officers/employees totaled $1,238,034 and $7,603,823 at December 27, 2006 and 2005, respectively. The balance due at December 27, 2006 and 2005 consisted of $421,939 and $2,364,941 due to Precision and $816,095 and $5,238,882 due to VIEs, respectively. These receivables are recorded in other assets at December 27, 2006 and 2005. The Company recorded interest income on the advances totaling $159,443 in 2006, $25,028 in 2005, and $249,081 in 2004. Interest receivable from related parties of $66,041 and $117,689 are recorded in other receivables at December 27, 2006 and 2005, respectively. During 2006, the Company converted 152 shares of Class A common stock to Class B common stock.  The Company issued 69 of the Class B common shares to various variable interest entities, which are consolidated into the financial statements of the Company. The value of this stock is recorded as a $4,196,090 reduction of stockholder’s equity on the consolidated balance sheet.

(6)	Leases

Rent commitments under various leases for offices and warehouse space, computer equipment, and vehicles expire at varying dates through 2011.

PRECISION INDUSTRIES, INC. AND AFFILIATES
        Notes to Consolidated Financial Statements
        December 27, 2006 and 2005

Substantially all real estate taxes, insurance, and maintenance expenses are the obligations of Precision. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

Precision has certain lease agreements with a related party for office and warehouse space and vehicles. These agreements expire at varying dates through 2011. Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:

Year ending:
2007	$ 1,848,030
2008	1,186,169
2009	620,827
2010	242,048
2011	41,475
$ 3,938,549

Total rent expense for the years ended December 27, 2006 and 2005 and December 28, 2004, was $2,699,641, $3,740,433 and 5,348,370, respectively.

    (7)      Profit Sharing Plan

Precision has a profit sharing plan covering substantially all of its employees, which is a qualified plan under Internal Revenue Code Section 401(k). Contributions with respect to the profit sharing provisions of the plan are determined annually by Precision’s board of directors. In addition, Precision will contribute an amount, subject to limitation, based on the employees’ contributions. Contributions to the plan amounted to $305,634, $152,344 and $144,400 for the years ended December 27, 2006 and 2005 and December 28, 2004, respectively.

(8)    Variable Interest Entities

For the years ended December 27, 2006 and 2005, the Company adopted the provisions of the FIN 46R. The Company determined that it was the primary beneficiary of several VIEs and, therefore, began to consolidate the VIEs. The effect on the Company’s consolidated balance sheet from the consolidation of the VIEs as of December 27, 2006 and 2005 is an increase in assets of $2,755,782 and $7,499,938, respectively, and an increase in liabilities of $8,453,540 and $9,270,191, respectively. With the consolidation of the VIEs, $1,501,668 and $1,770,253 of unallocated accumulated deficits has been added to other assets on the consolidated balance sheet as of December 27, 2006 and 2005, respectively. The VIEs are obligated to fund the unallocated accumulated deficit to Precision. Management believes the primary funding of this obligation would come from unrealized appreciation of the assets held by these VIEs.